Exhibit 99.1
cbdMD Reports Fiscal September 30, 2020 Results
Fiscal Year Net Sales Increased 77% To Record $41.9 Million
e-Commerce Direct-to-Consumer Sales Jump 106% to $30.5 Million

CHARLOTTE, N.C. – December 22, 2020 - (BUSINESS WIRE) -- cbdMD, Inc. (NYSE American: YCBD, YCBDpA), one of the nation’s leading and most highly trusted and recognized cannabidiol (CBD) brands, today announced its financial results for the fourth quarter and fiscal year ended September 30, 2020.

Commenting on today results, Chairman and co-CEO Martin A. Sumichrast said, “We believe cbdMD is now one of the most successful CBD companies in world, with two of the most recognized and valuable CBD brands, cbdMD and Paw CBD. We are committed to continuing to deliver on our financial goals. We have grown quarterly sales over 900% in eight fiscal quarters. We have remained focused on our core competency, which is e-commerce direct-to-consumer sales, which increased to $30.5 million, or 73% of total net sales in fiscal 2020, a 106% increase from the prior year. We have also maintained one of the strongest balance sheets in the CBD industry and we believe we have more than ample enough capital to execute on our 2021 strategy. In fact, we have recently more than doubled our liquidity, which now stands today at approximately $30 million in cash, with virtually no debt. To put this into context, we built two brands in two years with less cash than we have in the bank today. In addition, we dramatically reduced our non-GAAP adjusted loss from operations from over $10 million in the first half of fiscal 2020 to approximately $1.3 million in the second half of fiscal 2020. Earlier this year we set a goal of achieving positive adjusted operating income during calendar year 2020, a non-GAAP financial measure. We are presently confident we will reach this milestone in early fiscal 2021. However, based upon marketing opportunities that may arise during the year, achieving this goal may be extended later into the fiscal year. While we have not committed to any financial guidance, we do expect continued robust sales growth in fiscal 2021.”

Financial Highlights:

Fiscal 2020:

●
Net sales increased by 77% year-over-year to a record of $41.9 million in fiscal 2020, from $23.6 million in fiscal 2019.

●
Our gross profit margin increased to 63% in fiscal 2020 from 61% in fiscal 2019. Our non-GAAP adjusted gross margin totaled 67.7% for fiscal 2020, after approximately $2.2 million in non-cash inventory adjustments for the year, as compared to 61% for fiscal 2019.

●
Our loss from operations was $17.6 million in fiscal 2020 as compared to $14.8 million in fiscal 2019, of which approximately $11.7 million, or 67%, was recorded in the first half of fiscal 2020 and approximately $5.8 million was recorded in the second half of the fiscal year.

●
Our non-GAAP adjusted loss from operations in fiscal 2020 was approximately $11.5 million, of which $10.2 million, or 89%, was recorded in the first half of fiscal 2020, and approximately $1.3 million, or 11%, was recorded for the second half of the fiscal year. Our non-GAAP adjusted loss from operations in fiscal 2019 was approximately $11.5 million.

●
Net income attributable to common shareholders for fiscal 2020 was approximately $12.2 million, or $0.28 per share, as compared to a net loss for fiscal 2019 of approximately $50.4 million, or $2.82 per share. The increase in fiscal 2020 was principally attributable to a decrease of approximately $29.8 million in the non-cash contingent liability which is associated with earnout shares which may be issued under the terms of the December 2018 acquisition of Cure Based Development (which owned the cbdMD brand).

●
At September 30, 2020, we had working capital of approximately $16.0 million and cash on hand of approximately $14.8 million as compared to working capital of approximately $12 million and cash on hand of approximately $4.7 million at September 30, 2019. Our working capital position has been further bolstered subsequent to year end following our receipt of approximately $15.8 million in net proceeds from our December 2020 sale of shares of our 8.0% Series A Cumulative Convertible Preferred Stock in a firm commitment underwritten public offering. As a result, as of today we have approximately $30 million in cash on hand.

●
We reported record e-commerce, direct to consumer (DTC) net sales of $30.5 million, or 73% of total net sales in fiscal 2020, an increase of $15.6 million, or 106% increase from fiscal 2019.

●
Our CBD pet brand, Paw CBD, reported approximately $4.5 million in net sales in fiscal 2020, which was the brand’s first full fiscal year.

For the Quarter Ended September 30, 2020:

●
Our net sales for the fourth quarter of fiscal 2020 increased by 23% year-over-year to a record of $11.7 million from $9.5 million in the fourth quarter of fiscal 2019.

●
Our gross profit margin for the quarter decreased to 54% in the fourth quarter of fiscal 2020 from 57% in the fourth quarter of fiscal 2019, which was principally attributable to an approximate $1.66 million in non-cash inventory adjustment during the quarter. Our non-GAAP adjusted gross margin totaled 68% for the fourth quarter of fiscal 2020 as compared to approximately 57% in the fourth quarter of fiscal 2019.

●
Our loss from operations was approximately $4.5 million compared to $5.2 million from the prior year’s quarter.

●
Our non-GAAP adjusted operating loss was approximately $1.06 million, compared to a $4.1 million non-GAAP adjusted operating loss from the prior year’s quarter.

●
We reported record fourth quarter fiscal 2020 e-commerce, direct to consumer (DTC) net sales of $8.6 million, an increase of $3.2 million, or 58%, from the fourth quarter of fiscal 2019.

●
Our pet brand, Paw CBD, which was launched in the fourth quarter of fiscal 2019 reported approximately $1.67 million in net sales in the fourth quarter of fiscal 2020.

cbdMD, Inc. will host a conference call at 4:15 p.m., Eastern Time, on Tuesday, December 22, 2020, to discuss the company’s September 30, 2020 fourth quarter and fiscal year-end financial results and business progress.

CONFERENCE CALL DETAILS

Tuesday, December 22, 2020, 4:15 p.m. Eastern Time
Domestic:	1-888-506-0062
International:	1-973-528-0011
Replay dial in – Available through January 20, 2020
Domestic:	1-877-481-4010
International:	1-919-882-2331
Replay Passcode:	39191
Webcast/Webcast Replay link- available through December 23, 2020:	https://www.webcaster4.com/Webcast/Page/2206/39191

About cbdMD, Inc.

cbdMD, Inc. is one of the leading, most highly trusted, and most recognized cannabidiol (CBD) brands, whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs and CBD pet products. cbdMD is also a proud partner of Bellator MMA and Life Time, Inc., and has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, Non-THC1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

1 Non-THC is defined as below the level of detection using validated scientific analytical tools.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). cbdMD, Inc. has included adjusted income (loss) from operations and adjusted gross profit because management uses these measures to assess operating performance, in order to highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The adjusted income (loss) from operations and the adjusted gross profit margin have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income (loss) from operations and gross profit as indicators of our operating performance. Further, these non-GAAP financial measures, as presented by cbdMD, Inc., may not be comparable to similarly titled measures reported by other companies. cbdMD, Inc. has attached to this press release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Contact:

PR:

cbdMD, Inc.
Lauren Greene
Communications Specialist
Lauren.Greene@cbdMD.com
(843) 743-9999

Investors:

cbdMD, Inc.
John Weston
Director of Investor Relations
John.Weston@cbdMD.com
(704) 249-9515

CBDMD, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2020 AND 2019

	2020	2019
Assets

Current assets:
Cash and cash equivalents	$14,824,644	$4,689,966
Accounts receivable	911,482	1,425,697
Accounts receivable other	-	160,137
Accounts receivable – discontinued operations	447,134	1,080,000
Marketable securities	26,472	198,538
Investment other securities	250,000	600,000
Deposits	40,198	6,850
Merchant reserve	-	519,569
Inventory	4,603,360	4,301,586
Inventory prepaid	288,178	903,458
Deferred issuance costs	-	93,954
Prepaid software	174,308	206,587
Prepaid equipment deposits	40,197	868,589
Prepaid sponsorship expense	1,203,300	-
Prepaid expenses and other current assets	902,979	688,104
Total current assets	23,712,252	15,743,035

Other assets:
Property and equipment, net	3,183,487	1,715,557
Operating lease right-of-use assets	6,851,357	-
Deposits for facilities	790,708	754,533
Intangible assets, net	21,635,000	21,635,000
Goodwill	54,669,997	54,669,997
Total other assets	87,130,549	78,775,087

Total assets	$110,842,801	$94,518,122

CBDMD, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2020 AND 2019
(continued)

	2020	2019
Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$2,850,421	$3,021,271
Deferred revenue	45,141	-
Accrued expenses	2,724,779	681,269
Operating leases – short term liabilities	1,159,098	-
Paycheck Protection Program Loan	854,000	-
Note payable	55,639	-
Customer deposit – related party	-	7,339
Total current liabilities	7,689,078	3,709,878

Long term liabilities
Long term liabilities	264,367	363,960
Paycheck Protection Program loan	602,100	-
Operating leases – long term liabilities	6,010,208	-
Contingent liability	16,200,000	50,600,000
Deferred tax liability	895,000	2,240,300
Total long-term liabilities	23,971,675	53,204,260

Total liabilities	31,660,753	56,914,138

cbdMD, Inc. shareholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, 500,000 and 0 shares issued and outstanding, respectively	500	-
Common stock, authorized 150,000,000 shares, $0.001 par value,
52,130,870 and 27,720,356 shares issued and outstanding, respectively	52,131	27,720
Additional paid in capital	126,517,784	97,186,524
Accumulated deficit	(47,388,367)	(59,610,260)
Total cbdMD, Inc. shareholders' equity	79,182,048	37,603,984

Total liabilities and shareholders' equity	$110,842,801	$94,518,122

CBDMD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
Sales	$43,172,778	$28,023,848
Sales related party	-	55,596
Total Gross Sales	43,172,778	28,079,444
Allowances	(1,289,044)	(4,427,893)
Net sales	41,883,734	23,595,955
Net sales related party	-	55,596
Total Net Sales	41,883,734	23,651,551
Costs of sales	15,514,727	9,136,677
Gross profit	26,369,006	14,514,873

Operating expenses excluding impairment losses	43,950,862	28,875,186
Impairment of intangible assets	-	436,578
Operating expenses	43,950,862	29,311,764
Income (loss) from operations	(17,581,856)	(14,796,891)
Realized and unrealized gain (loss) on marketable securities	(172,066)	(102,716)
Impairment on investment other securities	(760,000)	(502,560)
(Increase) decrease of contingent liability	29,780,000	(32,461,680)
Interest income	39,877	75,071
Income (loss) before provision for income taxes	11,305,955	(47,788,776)
Benefit from (provision for) income taxes	1,345,300	2,359,000
Net Income (loss) from continuing operations	12,651,255	(45,429,776)
Net Income (loss) from discontinued operations, net of tax (Note 16)	(48,983)	(5,927,773)

Net Income (loss)	$12,602,272	$(51,357,549)
Net Income (loss) attributable to non-controlling interest from discontinued operations (Note 16)	-	(929,323)
Preferred dividends	366,850	-
Net Income (loss) attributable to common shareholders	$12,235,422	$(50,428,226)

Net Income (Loss) per share
Basic earnings (loss) per share	$0.28	$(2.82)
Diluted earnings (loss) per share	$0.28	$-

Weighted average number of shares basic	44,140,360	17,887,247
Weighted average number of shares diluted	45,171,674	-

CBDMD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019

Net Income (Loss)	$12,602,272	$(51,357,549)
Comprehensive Income (Loss)	12,602,272	(51,357,549)

Comprehensive Income (loss) attributable to non-controlling interest	-	(929,323)
Preferred dividends	(366,850)
Comprehensive Income (Loss) attributable to cbdMD, Inc. common shareholders	$12,235,422	$(50,428,226)

CBDMD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
Cash flows from operating activities:
Net income (loss)	$12,602,272	$(51,357,549)
Adjustments to reconcile net loss to net
cash used by operating activities:
Stock based compensation	1,900,194	2,458,530
Restricted stock expense	138,000	230,000
Depreciation and amortization	720,755	289,574
Issuance of stock / warrants for services	338,400	289,750
Realized and unrealized (gain)/loss on marketable securities	172,066	2,439,996
Impairment on investment other securities	760,000	502,560
Inventory impairment	233,372	-
Impairment on discontinued operations asset	45,783	3,398,438
Payment in-kind interest	-	(30,000)
Loss on sale of property and equipment -discontinued operations	-	39,013
Severance agreement	489,381	-
Increase/(decrease) in contingent liability	(29,780,000)	32,461,680
Intangible impairment	-	436,578
Non-cash consideration received for services provided	132,657	(470,000)
Non-cash lease expense	1,180,213	-
Changes in operating assets and liabilities:
Accounts receivable	514,352	60,155
Accounts receivable - related party	-	(462,137)
Other accounts receivable	-	2,737
Inventory	(535,146)	(3,123,437)
Note receivable – related party	-	156,147
Deposits	(938,112)	(761,383)
Merchant reserve	386,912	(93,316)
Prepaid inventory	615,280	(903,458)
Proceeds from sale of securities	-	410,094
Prepaid rent	-	180,000
Prepaid expenses and other current assets	645,796	(963,044)
Accounts payable and accrued expenses	1,479,189	2,280,726
Accounts payable and accrued expenses – related party	-	(7,502)
Operating lease liability	(1,045,285)	-
Deferred Revenue/customer deposits	37,802	(416,619)
Collection on discontinued operations accounts receivable	587,083	-
Deferred tax liability	(1,345,300)	(2,425,000)
Cash used by operating activities	(10,664,336)	(15,377,467)

Cash flows from investing activities:
Net cash used for merger	-	(916,555)
Purchase of other investment securities	(250,000)	-
Purchase of intangible assets	-	(50,000)
Purchase of property and equipment	(1,320,095)	(1,198,618)
Cash used by investing activities	(1,570,095)	(2,133,850)

CBDMD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019
(continued)

Cash flows from financing activities:
Proceeds from issuance of common stock	16,766,106	19,009,897
Proceeds from issuance of preferred stock	4,421,928	-
Proceeds from Paycheck Protection Program loan	1,456,100	-
Preferred dividend distribution	(366,850)	-
Proceeds from Note payable	29,629	-
Payments on Note payable – related party	-	(764,300)
Deferred issuance costs	62,197	(326,868)
Cash provided by financing activities	22,369,110	17,918,729
Net increase in cash	10,134,678	407,413
Cash and cash equivalents, beginning of year	4,689,966	4,282,553
Cash and cash equivalents, end of year	$14,824,644	$4,689,966

cbdMD, Inc.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF NON-GAAP ADJUSTED INCOME (LOSS) FROM OPERATIONS
(Unaudited)

	Fiscal Year Ended September 30		Three Months Ended September 30
	2020	2019	2020	2019
GAAP (loss) from operations	$(17,581,856)	$(14,796,891)	$(4,531,073)	$(5,286,154)
Adjustments:
Depreciation	720,754	289,574	221,360	17,453
Employee and director stock compensation (1)	1,985,803	2,688,529	537,943	1,136,158
Other non-cash stock compensation for services (2)	338,400	289,750	253,950	-
Non-cash inventory adjustment (3)	2,207,000	-	1,663,000	-
Write down of legacy accounts receivables (4)	102,000	-	102,000	-
Accrual for severance	489,381	-	489,381	-
Accrual / expenses for discretionary bonus	200,000	-	200,000	-
Non-GAAP adjusted (loss) from operations	$(11,583,516)	$(11,529,036)	$(1,063,439)	$(4,132,543)

(1)
Represents non-cash expense related to options, warrants, restricted stock expenses that have been amortized during the period.
(2)
Represents non-cash expense related to options, warrants, restricted stock expenses that have been amortized during the period.
(3)
Amount represents an operating expense related to inventory loss related to issues tied to physical inventory issues, regulatory changes impacting labels and packaging, write-off of raw materials and a net realized valuation adjustment on non-core finished goods.
(4)
Write down of legacy accounts receivable.

cbdMD, Inc.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF NON-GAAP ADJUSTED GROSS PROFIT MARGIN
(Unaudited)

	Fiscal Year Ended September 30		Three Months Ended September 30
	2020	2019	2020	2019
Total net sales	$41,883,734	$23,651,551	$11,699,917	$9,544,137
Cost of sales	15,514,728	9,136,677	5,334,090	4,127,491
Gross profit	$26,369,006	$14,514,873	$6,366,359	$5,416,646
Gross profit margin	63.0%	61.4%	54.4%	56.8%
Adjustments:
Non-cash inventory adjustment (1)	1,974,000	-	1,663,000	-
Non-GAAP adjusted gross profit	$28,343,539	$14,514,873	$8,029,359	$5,416,646 -
Non-GAAP adjusted gross profit margin	67.7%	61.4%	68.6%	56.8%

(1)
Amount represents an operating expense related to inventory loss related to issues tied to physical inventory issues, write-off of scrap material and a net realized valuation adjustment on non-core finished goods.